Annual Statement to the Securityholders

Wachovia Asset Securitization Inc

2002-HE1

Annual Period	December 1, 2002 — November 30, 2003
Last Monthly Payment Date	12/26/03

Aggregate Amount Collected for the Annual Period
Interest	$34,514,478.37
Principal Collections	$476,875,779.60
Substitution Amounts	$—
Principal Increases	$(338,846,753.06)
Application of Collected Amounts
Applied in the following order of priority:
(i) Enhancer Premium			$1,476,458.34
(ii) Noteholder’s Interest			$14,883,809.04
(vii) Noteholder’s Principal Distribution			$147,537,892.27
(xiii) Certificates			$—
Balances
Beginning Note Balance			$950,000,000.00
Ending Note Balance			$802,462,107.73
	Change		$147,537,892.27
Beginning Excluded Amount			$—
Ending Excluded Amount			$—
	Change		$—
Beginning Pool Balance			$955,299,851.07
Ending Pool Balance			$817,270,824.53
	Change		$138,029,026.54
Beginning Principal Balance			$955,299,851.07
Ending Principal Balance			$817,270,824.53
	Change		$138,029,026.54
Delinquencies
	#	$
Two statement cycle dates:	9		$435,466.67
Three statement cycle dates:	3		$76,383.56
Four statement cycle dates:	4		$168,698.17
Five statement cycle dates:	1		$232,250.89
Six statement cycle dates:	—		$—
Seven + statement cycle dates:	3		$92,907.87
Foreclosures	—		$—
REO	—		$—
Liquidation Loss Amount	5		$92,723.14
Other Information
Gross WAC for Collection Period			4.165%
Net WAC Rate for Collection Period			3.513%
Mortgage Loans Repurchased ( # / $ )	0		$—
Beginning Pre-funding Account Balance			$—
Beginning Funding Account Balance			$—
Beginning Captialized Interest Account Balance			$—
Ending Pre-funding Account Balance			$—
Ending Capitalized Interest Account Balance			$—
Ending Funding Account Balance			$—
Overcollateralization Amount (Beginning)			$10,397,386.63
Overcollateralization Target			$14,342,907.87
Overcollateralization Amount (Ending)			$14,808,716.80
Certificate Balance			$—
Gross CPR (1 mo. Annualized)			39.701%
Net CPR (1 mo. Annualized)			20.441%
Draw Rate (1 mo. Annualized)			23.807%
WAM			216.0784196
AGE			16.69119421
Wachovia Bank, National Association as Servicer